Exhibit 5.1

[McDermott Letterhead]

September 30, 2013

Premier, Inc.

13034 Ballantyne Corporate Place

Charlotte, NC 28277

Re:          Premier, Inc. 2013 Equity Incentive Plan (the “Plan”)

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for Premier, Inc., a Delaware corporation (the “Company”), for the purpose of registering under the Securities Act 11,260,783 shares of its Class A common stock, par value $0.01 per share (the “Securities”), for issuance pursuant to the Plan.

We have examined the Registration Statement and the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of officers and other representatives of the Company, instruments and certificates of public officials, corporate records and such other documents as we have deemed necessary as the basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials and others.

We express no opinion herein as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

Based on the foregoing, we are of the opinion that the Securities deliverable pursuant to the Plan, when delivered in accordance with the Plan upon receipt by the Company of adequate consideration therefor, will be validly issued and fully paid and non-assessable.

We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ McDermott Will & Emery LLP